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                                                                    EXHIBIT 99.3


                                 UNITOG COMPANY
                             1300 WASHINGTON STREET
                           KANSAS CITY, MISSOURI 64105
                                 (816) 474-7000



                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS,
                                 March 24, 1999


The undersigned hereby appoints Randolph K. Rolf and G. Kenneth Baum, or each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of Unitog Company ("Unitog"), to be held on March 24, 1999, commencing at 10:00 a.m. local time, at Unitog's corporate offices located at 1300 Washington Street, Kansas City, Missouri, and at any and all adjournments and postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of Unitog dated February 19, 1999.

         1. Approval and adoption of the Agreement and Plan of Merger dated January 9, 1999, by and among Unitog, Cintas Corporation and Cintas Image Acquisition Company (the "Merger Agreement") and the transactions contemplated thereby.


        [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

         2. In their discretion with respect to such other business as properly may come before the meeting (including, without limitation, adjournment or postponement of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement) or any adjournments or postponements thereof.


        [  ] FOR            [  ] AGAINST             [  ] ABSTAIN





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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

                                           Dated:                      , 1999
                                                -----------------------



                                          -------------------------------------
                                                       Signature


                                          -------------------------------------
                                                Signature if held jointly

                                          Please sign exactly as name(s) appear
                                          on this proxy card. When shares are
                                          held by joint tenants, both should
                                          sign. When signing as
                                          attorney-in-fact, executor,
                                          administrator, personal
                                          representative, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.

                   PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                   THIS PROXY CARD USING THE ENCLOSED ENVELOPE